MassMutual Select Funds – N-SAR Exhibits

For Period Ending 06/30/09
File No. 811-8274

Item 77O.  Transactions Effected Pursuant to Rule 10f-3

MassMutual Select Small Cap Growth Equity Fund (Series 11)

On January 21, 2009, Registrant purchased 9,500 shares issued by Redwood Trust Inc. at a price of $11.25 per share, amounting to a $106,875 aggregate purchase price.  Jefferies & Co., an affiliate of Massachusetts Mutual Life Insurance Company, participated in the underwriting syndicate.  JP Morgan Chase was the broker from whom the Fund purchased shares.

On May 19, 2009, Registrant purchased 500 shares issued by SolarWinds Inc. at a price of $12.50 per share, amounting to a $6,250 aggregate purchase price.  Jefferies & Co., an affiliate of Massachusetts Mutual Life Insurance Company, participated in the underwriting syndicate.  JP Morgan Securities Inc. was the broker from whom the Fund purchased shares.

On May 21, 2009, Registrant purchased 10,800 shares issued by Commscope Inc. at a price of $22.00 per share, amounting to a $237,600 aggregate purchase price.  Jefferies & Co., an affiliate of Massachusetts Mutual Life Insurance Company, participated in the underwriting syndicate.  JP Morgan Securities Inc. was the broker from whom the Fund purchased shares.

On May 21, 2009, Registrant purchased 3,700 shares issued by Commscope Inc. at a price of $22.00 per share, amounting to an $81,400 aggregate purchase price.  Jefferies & Co., an affiliate of Massachusetts Mutual Life Insurance Company, participated in the underwriting syndicate.  JP Morgan Securities Inc. was the broker from whom the Fund purchased shares.

On May 27, 2009, Registrant purchased 100 shares issued by Redwood Trust Inc. at a price of $14.50 per share, amounting to a $1,450 aggregate purchase price.  Jefferies & Co., an affiliate of Massachusetts Mutual Life Insurance Company, participated in the underwriting syndicate.  Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC was the broker from whom the Fund purchased shares.

On May 27, 2009, Registrant purchased 14,900 shares issued by Redwood Trust Inc. at a price of $14.50 per share, amounting to a $216,050 aggregate purchase price.  Jefferies & Co., an affiliate of Massachusetts Mutual Life Insurance Company, participated in the underwriting syndicate.  JP Morgan Securities Inc. was the broker from whom the Fund purchased shares.

MassMutual Select Small Company Growth Fund (Series 23)

On April 16, 2009, Registrant purchased 5 shares issued by Rosetta Stone at a price of $18.00 per share, amounting to a $90 aggregate purchase price.  Jefferies & Co., an affiliate of Massachusetts Mutual Life Insurance Company, participated in the underwriting syndicate.  Morgan Stanley & Co. Incorporated was the broker from whom the Fund purchased shares.

On May 19, 2009, Registrant purchased 200 shares issued by Solar Winds at a price of $12.50 per share, amounting to a $2,500 aggregate purchase price.  Jefferies & Co., an affiliate of Massachusetts Mutual Life Insurance Company, participated in the underwriting syndicate.  JP Morgan Securities Inc. was the broker from whom the Fund purchased shares.

On June 25, 2009, Registrant purchased 270 shares issued by Medidata at a price of $14.00 per share, amounting to a $3,780 aggregate purchase price.  Jefferies & Co., an affiliate of Massachusetts Mutual Life Insurance Company, participated in the underwriting syndicate.  Needham & Company, LLC was the broker from whom the Fund purchased shares.

MassMutual Select Strategic Balanced Fund (Series 32)

On April 8, 2009, Registrant purchased 2,900 shares issued by Prologis at a price of $6.60 per share, amounting to a $19,140 aggregate purchase price.  J.P. Morgan Securities Inc., an affiliate of J.P. Morgan Investment Management Inc., participated in the underwriting syndicate.  Merrill Lynch and Co. was the broker from whom the Fund purchased shares.

On May 8, 2009, Registrant purchased 1,400 shares issued by Wells Fargo & Co. at a price of $22.00 per share, amounting to a $30,800 aggregate purchase price.  J.P. Morgan Securities Inc., an affiliate of J.P. Morgan Investment Management Inc., participated in the underwriting syndicate.  Blaylock Robert Van LLC and Wachovia Securities LLC were the brokers from whom the Fund purchased shares.

On May 12, 2009, Registrant purchased 2,300 shares issued by BB&T Corp. at a price of $20.00 per share, amounting to a $46,000 aggregate purchase price.  J.P. Morgan Securities Inc., an affiliate of J.P. Morgan Investment Management Inc., participated in the underwriting syndicate.  Goldman Sachs was the broker from whom the Fund purchased shares.

On June 2, 2009, Registrant purchased 1,600 shares issued by Prudential Financial at a price of $39.00 per share, amounting to a $62,400 aggregate purchase price.  J.P. Morgan Securities Inc., an affiliate of J.P. Morgan Investment Management Inc., participated in the underwriting syndicate.  Goldman Sachs & Co NY was the broker from whom the Fund purchased shares.

On June 16, 2009, Registrant purchased 1,500 shares issued by Lincoln National at a price of $15.00 per share, amounting to a $22,500 aggregate purchase price.  J.P. Morgan Securities Inc., an affiliate of J.P. Morgan Investment Management Inc., participated in the underwriting syndicate.  Merrill Lynch & Co Inc NY was the broker from whom the Fund purchased shares.